Exhibit 99.2

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND ELECTION FORM SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL AND ELECTION FORM IS COMPLETED. THIS LETTER OF TRANSMITTAL AND ELECTION FORM IS ONLY FOR USE BY REGISTERED HOLDERS OF UNITS OF BROOKFIELD PROPERTY PARTNERS L.P. IN CONNECTION WITH THE PROPOSED PLAN OF ARRANGEMENT INVOLVING BROOKFIELD PROPERTY PARTNERS L.P., BROOKFIELD ASSET MANAGEMENT INC. AND BPY ARRANGEMENT CORPORATION.

Letter of Transmittal
and Election Form

For Registered Holders of Units of

Brookfield Property Partners L.P.

In Connection with the Proposed Plan of Arrangement Involving

BROOKFIELD PROPERTY PARTNERS L.P.

and

BROOKFIELD ASSET MANAGEMENT INC.

together with BPY Arrangement Corporation

Use this letter of transmittal if: You wish to deposit certificate(s) representing BPY Units in connection with the Arrangement.

Do not use this letter of transmittal if:

You wish to deposit certificate(s) representing Exchange LP Units in connection with the Arrangement. Such Registered Exchange LP Unitholders should use the Letter and Transmittal and Election Form for Registered Exchange LP Unitholders (printed on BLUE paper).

This letter of transmittal and election form (this “Letter of Transmittal”) (or a manually executed facsimile hereof), properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, is to be used by registered holders of non-voting limited partnership units (“BPY Units”) of Brookfield Property Partners L.P. (“BPY”) in connection with an arrangement (the “Arrangement”) pursuant to section 182 of the Business Corporations Act (Ontario) being made pursuant to an Arrangement Agreement dated March 31, 2021 by and among Brookfield Asset Management Inc. (“BAM”), BPY Arrangement Corporation (“Purchaser Sub” and together with BAM, the “Purchaser Parties”) and BPY, whereby the Purchaser Parties have agreed to acquire, among other things, directly and indirectly, all of the issued and outstanding BPY Units and exchangeable limited partnership units of Brookfield Office Properties Exchange LP (“Exchange LP Units”),which Arrangement is being submitted for approval at the special meeting of holders of BPY Units (“BPY Unitholders”), to be held on  July 16, 2021, or any adjournment(s) or postponement(s) thereof (the “Meeting”). BPY Unitholders are referred to the notice of special meeting of BPY Unitholders and the circular/prospectus dated    •   , 2021 (collectively, the “Circular/Prospectus”) accompanying this Letter of Transmittal.

This Letter of Transmittal or a manually executed facsimile hereof, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, must be received by AST Trust Company (Canada) (the “Depositary”) at the office specified on the back page of this Letter of Transmittal, no later than 5:00 p.m. (Eastern daylight time) on July 20, 2021 (the “Election Deadline”).

Any BPY Unitholder whose completed Letter of Transmittal and all other required documents are not received by the Depositary prior to the Election Deadline will be deemed to have elected to receive the Default Consideration (as defined below) in respect of the BPY Units held by such BPY Unitholder and will have their BPY Units purchased by the Applicable Acquirors for the Default Consideration, subject to pro-ration.

The terms described in the Circular/Prospectus are incorporated by reference into this Letter of Transmittal. The Circular/Prospectus contains important information, and BPY Unitholders are urged to read the Circular/Prospectus in its entirety. Capitalized terms used but not defined in this Letter of Transmittal that are defined in the Circular/Prospectus have the respective meanings ascribed thereto in the Circular/Prospectus.

All references in this Letter of Transmittal to “$” mean U.S. dollars.

The Depositary (the address and telephone number of which are located on the back page of this Letter of Transmittal) or your broker or other financial advisor can assist you in completing this Letter of Transmittal.

You must sign this Letter of Transmittal in the appropriate space provided below. Delivery of this Letter of Transmittal to an address other than as set forth on the back page of this Letter of Transmittal will not constitute a valid delivery to the Depositary.

If you are a U.S. BPY Unitholder (as defined in block D below), you must also complete the enclosed Internal Revenue Service (“IRS”) Form W-9 or IRS Form W-8, whichever is applicable (see “Important U.S. Tax Information for U.S. BPY Unitholders”).

Please read carefully the Instructions set forth below before completing this Letter of Transmittal.

TO:	Brookfield Property Partners L.P., Brookfield Asset Management Inc., BPY Arrangement Corporation and Brookfield Property L.P.

AND TO:	AST Trust Company (Canada), as Depositary

Upon the terms described in the Circular/Prospectus and this Letter of Transmittal, the undersigned hereby irrevocably deposits the Deposited BPY Units (as defined below) in connection with the Arrangement and, effective immediately following the time when the BPY Units are purchased in connection with the Arrangement (the “Effective Time”), irrevocably sells, assigns and transfers to the Applicable Acquirors all of the right, title and interest of the undersigned in and to the Deposited BPY Units. The term “Deposited BPY Units” refers to the BPY Units identified below as being deposited in connection with the Arrangement and all other rights and benefits arising from such BPY Units.

BOX 1
DESCRIPTION OF BPY UNITS DEPOSITED IN CONNECTION WITH THE ARRANGEMENT (Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the form below.)
Certificate Number(s) (if available)	Name(s) in Which Certificate(s) is (are) Registered (please print and fill in exactly as name(s) appear(s) on certificate(s))	Number of BPY Units Represented by Certificate(s)	Number of BPY Units Deposited

TOTAL:

BOX 2
ELECTION FOR CASH, BAM SHARES, NEW LP PREFERRED UNITS OR A COMBINATION THEREOF

In connection with the Arrangement, the undersigned hereby elects to receive one of the following forms of consideration for each of the Deposited BPY Units represented by the certificate(s) listed in Box 1 above.

1.	Choice A: the cash alternative (the “Cash Alternative”), comprising of $18.17 in cash per Deposited BPY Unit;

2.	Choice B: the BAM share alternative (the “BAM Share Alternative”), comprising of 0.3979 Class A Limited Voting Shares (the “BAM Shares”) in the capital of BAM per Deposited BPY Unit;

3.	Choice C: the New LP Preferred Units alternative (the “New LP Preferred Units Alternative”), comprising of 0.7268 Class A Cumulative Redeemable Preferred Units, Series 1 (the “New LP Preferred Units”) in the capital of Brookfield Property Preferred L.P. (“New LP”) per Deposited BPY Unit; OR

4.	Choice D: a combination of the Cash Alternative, the BAM Share Alternative, and the New LP Preferred Units Alternative (the “Combination Alternative”).

Your choice may be subject in each case to pro-ration. Pro-ration will occur if BPY Unitholders together with holders of Exchange LP Units (“Exchange LP Unitholders” and together with the BPY Unitholders, “Unitholders”), other than BAM and any subsidiary of BAM, in aggregate, elect, or are deemed to have elected, to receive consideration in excess of a maximum of 59,279,337 aggregate BAM Shares, maximum aggregate cash consideration of $3,267,869,417 and a maximum of 20,000,000 aggregate New LP Preferred Units; provided that if Unitholders (other than BAM and any subsidiary of BAM) elect or are deemed to have elected to receive in excess of 20,000,000 New LP Preferred Units, the amount of New LP Preferred Units can increase to a maximum of 40,000,000 New LP Preferred Units, offset against the maximum number of BAM Shares available. These maximum consideration amounts include the amounts payable to holders of shares of class A stock, par value $0.01 per share, of Brookfield Property REIT Inc. Please see “Description of the Transaction — Elections by Unitholders and Pro-ration — Elections and Types of Consideration” in the Circular/Prospectus for more information with respect pro-ration.

BPY Unitholders electing to receive the Combination Alternative must complete the information required under each of Choice A, Choice B, Choice C and Choice D below. BPY Unitholders electing to receive one of the Cash Alternative, the BAM Share Alternative, or the New LP Preferred Units Alternative for all of their Deposited BPY Units must complete the information required under only Choice A, Choice B or Choice C below, as the case may be, and must not complete the information required under Choice D below.

CHOICE A — THE CASH ALTERNATIVE

☐   Cash

BPY Unitholders who check this box will receive $18.17 in cash for each Deposited BPY Unit under this Choice A (subject to pro-ration). Please see Box 3 to elect whether to receive Canadian dollars or U.S. dollars.

Eligible Canadian BPY Unitholders (as described further in Box 4 below) electing the Cash Alternative should also check one of the boxes in Box 4 below indicating whether they elect to receive Rollover Treatment for any BPY Units exchanged for BAM Shares in the event of pro-ration.

CHOICE B — THE BAM SHARE ALTERNATIVE

☐   BAM Shares

BPY Unitholders who check this box will receive 0.3979 BAM Shares for each Deposited BPY Unit under this Choice B (subject to pro-ration).

Eligible Canadian BPY Unitholders (as described further in Box 4 below) electing the BAM Share Alternative should also check one of the boxes in Box 4 below indicating whether they elect to receive Rollover Treatment for their BPY Units exchanged for BAM Shares in connection with electing this alternative.

CHOICE C — THE NEW LP PREFERRED UNITS ALTERNATIVE

☐   New LP Preferred Units

BPY Unitholders who check this box will receive 0.7268 New LP Preferred Units for each Deposited BPY Unit under this Choice C (subject to pro-ration).

Eligible Canadian BPY Unitholders (as described further in Box 4 below) electing the New LP Preferred Units Alternative should also check one of the boxes in Box 4 below indicating whether they elect to receive Rollover Treatment for any BPY Units exchanged for BAM Shares in the event of pro-ration.

CHOICE D — THE COMBINATION ALTERNATIVE

Cash Alternative in respect of
[insert number] of the total number of Deposited BPY Units

BAM Share Alternative in respect of
[insert number] of the total number of Deposited BPY Units

New LP Preferred Units Alternative in respect of
[insert number] of the total number of Deposited BPY Units

BPY Unitholders electing the Combination Alternative under this Choice D will receive the cash payable under the Cash Alternative (in the currency elected in Box 3 below) in respect of the number of Deposited BPY Units indicated in the appropriate space above, the number of BAM Shares issuable under the BAM Share Alternative (as set forth in Choice B above) in respect of the number of Deposited BPY Units indicated in the appropriate space above, and the number of New LP Preferred Units issuable under the New LP Preferred Units Alternative (as set forth in Choice C above) in respect of the number of Deposited BPY Units indicated in the appropriate space above, in each case subject to pro-ration.

Eligible Canadian BPY Unitholders (as described further in Box 4 below) electing the Combination Alternative should also check one of the boxes in Box 4 below indicating whether they elect to receive Rollover Treatment for their BPY Units exchanged for BAM Shares in connection with electing this alternative and for any BPY Units exchanged for BAM Shares in the event of pro-ration.

*******************************************************

Any BPY Unitholder who does not properly elect the Cash Alternative, the BAM Share Alternative, the New LP Preferred Units Alternative or the Combination Alternative in this Letter of Transmittal with respect to any BPY Units deposited by such BPY Unitholder in connection with the Arrangement will be deemed to have elected the Cash Consideration as to 50.4678% of such Deposited BPY Units, the BAM Share Consideration as to 41.8104% of such Deposited BPY Units and the New LP Preferred Unit Consideration as to 7.7218% of such Deposited BPY Units (the “Default Consideration”) pursuant to the Plan of Arrangement in respect of all BPY Units deposited by such BPY Unitholder.

No fractional BAM Shares or New LP Preferred Units will be issued in connection with the Arrangement. Where the aggregate number of BAM Shares and/or New LP Preferred Units to be issued to a BPY Unitholder as consideration under the Arrangement would result in a fraction of a BAM Share or a New LP Preferred Unit, then the number of BAM Shares or New LP Preferred Units, as the case may be, to be issued to such BPY Unitholder will be rounded down to the closest whole number and, in lieu of the issuance of a fractional BAM Share or New LP Preferred Unit thereof, such BPY Unitholder will receive a cash payment in U.S. dollars (rounded down to the nearest cent) determined on the basis of an amount equal to, (i) for BPY Unitholders receiving BAM Shares, such holder’s pro-rata portion of the net proceeds after expenses received by the Depositary upon the sale of whole shares representing an accumulation of all fractional interests in BAM Shares to which all such holders would otherwise be entitled, and, and (ii) for BPY Unitholders receiving New LP Preferred Units, $25.00 multiplied by the fraction of a New LP Preferred Unit that would have been issuable.

If the aggregate cash amount that a Unitholder is entitled to receive pursuant to the Arrangement would otherwise include a fraction of $0.01, then the aggregate cash amount that such BPY Unitholder shall be entitled to receive shall be rounded up to the nearest whole $0.01.

BOX 3
CURRENCY OF CASH ELECTION

☐   U.S. Dollars

BPY Unitholders who check this box will receive U.S. dollars for any cash amounts payable in connection with the Arrangement.

☐   Canadian Dollars

BPY Unitholders who check this box will receive the Canadian dollar equivalent of any cash amounts payable in connection with the Arrangement, based on the exchange rate available to the Depositary at its typical banking institution on the date such funds are converted (which may be the date on which the Election Deadline occurs or any later date and may be a date other than the date the certificate(s) representing the BPY Units being exchanged are received by the Depositary or the date of issue of payment therefor).

Unless the “Canadian Dollars” box above is checked, any cash amounts payable in connection with the Arrangement will be made in U.S. dollars. BPY Unitholders electing to receive payment of the cash to which they are entitled in connection with the Arrangement in Canadian dollars will be deemed to have acknowledged and agreed that any change to the currency exchange rates of the United States or Canada between the date this Letter of Transmittal is submitted and the date on which the funds are converted by the Depositary will be at the sole risk of the BPY Unitholder.

BOX 4
CHOICE OF ROLLOVER TREATMENT FOR BPY UNITS EXCHANGED FOR BAM SHARES
(AVAILABLE ONLY TO ELIGIBLE CANADIAN BPY UNITHOLDERS)

In connection with the Arrangement, BPY Unitholders may receive BAM Shares by virtue of electing the BAM Share Alternative or the Combination Alternative in Box 2 above or by virtue of pro-ration. BPY Unitholders who, for purposes of the Tax Act, at all relevant times, are or are deemed to be resident in Canada and are not exempt from tax under the Tax Act or, in the case of a partnership, are a “Canadian partnership” as defined in the Tax Act (collectively, “Eligible Canadian BPY Unitholders”) may elect to exchange their BPY Units for BAM Shares as a result of electing the BAM Share Alternative or the Combination Alternative or by virtue of pro-ration on a tax-deferred rollover basis pursuant to the provisions of subsections 85(1) or (2) of the Tax Act and the equivalent provisions of any applicable provincial tax legislation so that no immediate Canadian income tax liability to the Eligible Canadian BPY Unitholder arises as a consequence of such exchange (“Rollover Treatment”).

For an Eligible Canadian BPY Unitholder to receive Rollover Treatment on the exchange of their BPY Units for BAM Shares as a result of electing the BAM Share Alternative or the Combination Alternative or by virtue of pro-ration, the Eligible Canadian Holder must elect Rollover Treatment for BAM Shares in the box below and a Joint Tax Election (as defined below) must be made jointly by the Eligible Canadian BPY Unitholder and BAM in the forms prescribed under subsections 85(1) or (2) of the Tax Act and under any and all equivalent provisions of any other applicable provincial tax legislation and must be filed by the Eligible Canadian BPY Unitholder with the appropriate taxation authorities within the time prescribed by applicable law. BAM will make such Joint Tax Election with Eligible Canadian BPY Unitholders who elect to receive Rollover Treatment below.

The undersigned Eligible Canadian BPY Unitholder hereby elects to receive Rollover Treatment for their Deposited BPY Units that are exchanged for BAM Shares, as a result of electing the BAM Share Alternative or the Combination Alternative or by virtue of pro-ration.

☐	Rollover Treatment for BPY Units exchanged for BAM Shares (Available ONLY to Eligible Canadian BPY Unitholders)

Eligible Canadian BPY Unitholders who check this box and receive BAM Shares by virtue of electing the BAM Share Alternative or the Combination Alternative in Box 2 above or by virtue of pro-ration will have the option to receive Rollover Treatment for their BPY Units exchanged for BAM Shares and may obtain a full or partial tax deferral in respect of such exchange of BPY Units provided they make and file a Joint Tax Election (as further described below).

☐	No Rollover Treatment for BPY Units exchanged for BAM Shares

Eligible Canadian BPY Unitholders who check this box and receive BAM Shares by virtue of electing the BAM Share Alternative or the Combination Alternative in Box 2 above or by virtue of pro-ration will NOT receive Rollover Treatment for their Deposited BPY Units that are exchanged for BAM Shares, and will be deemed to have disposed of such Deposited BPY Units as of the Effective Time for proceeds of disposition equal to the fair market value of the BAM Shares received at the Effective Time (plus the amount of any cash received in lieu of fractional BAM Shares) and will be deemed to have acquired the BAM Shares at cost equal to such fair market value.

Eligible Canadian BPY Unitholders electing to receive Rollover Treatment for their BPY Units that are exchanged for BAM Shares must complete the information required in Boxes 5 and 6 below in addition to checking the appropriate box above.

Any Eligible Canadian BPY Unitholder whose completed Letter of Transmittal and all other required documents are not received by the Depositary prior to the Election Deadline, all BPY Unitholders who are not Eligible Canadian BPY Unitholders and any Eligible Canadian BPY Unitholder who checks either both or none of the boxes above with respect to Rollover Treatment for BPY Units exchanged for BAM Shares, will receive the consideration to which they are entitled in connection with the Arrangement (as described further in Box 2 above) from the Purchaser Parties, provided that any BAM Shares received as a result of electing the BAM Share Alternative or the Combination Alternative or by virtue of pro-ration will NOT receive Rollover Treatment.

Eligible Canadian BPY Unitholders should consult their own tax advisors prior to making an election to receive Rollover Treatment for any BPY Units that are exchanged for BAM Shares under this Box 4.

JOINT TAX ELECTION

An Eligible Canadian BPY Unitholder who elects to receive Rollover Treatment for Deposited BPY Units exchanged for BAM Shares as a result of electing the BAM Share Alternative or the Combination Alternative by virtue of pro-ration, may choose to recognize all or a portion of any capital gain that would otherwise be realized on such exchange by filing with the CRA (and, where applicable, with a provincial tax authority) a joint election (the “Joint Tax Election”) under subsections 85(1) of (2) of the Tax Act (and the corresponding provisions of any applicable provincial tax legislation). A Joint Tax Election is made jointly by the Eligible Canadian BPY Unitholder who so elects under this Box 4 and BAM.

The Joint Tax Election can only be made by a beneficial owner of BPY Units who (i) is an Eligible Canadian BPY Unitholder, as indicated by completing Box 5 below, (ii) receives BAM Shares as consideration for such Eligible Canadian BPY Unitholder’s Deposited BPY Units as a result of electing the BAM Share Alternative or the Combination Alternative or by virtue of pro-ration and (iii) elects to receive Rollover Treatment under this Box 4. No Joint Tax Election will be made with any other persons. Compliance with the requirements for a valid election will be the sole responsibility of the Eligible Canadian BPY Unitholder making such election.

To make a Joint Tax Election, an Eligible Canadian BPY Unitholder must provide two signed copies of the necessary and prescribed election forms to BAM through a website, https://bpy.brookfield.com/~/media/Files/B/Brookfield-BPY-IR-V2/brookfield-asset-management-joint-tax-election-information.pdf, made available for this purpose, on or before the day that is 85 days following the Effective Date (the “Tax Election Date”), duly completed with the number of Deposited BPY Units in respect of which such Joint Tax Election is being made and the applicable agreed amounts in Canadian dollars for the purposes of such election (the “Tax Election Information”). BAM will not make a Joint Tax Election with Eligible Canadian BPY Unitholders who do not provide the relevant information through the website on or before the Tax Election Date.

After receipt of all of the relevant information through the website, and provided that the information provided complies with the rules under the Tax Act (and any applicable provincial tax legislation) regarding the Joint Tax Election, BAM will deliver an executed copy of the Joint Tax Election containing the relevant information to the Eligible Canadian BPY Unitholder. The Eligible Canadian BPY Unitholder will be solely responsible for executing its portion of the Joint Tax Election and submitting it to the CRA (and, where applicable, to any provincial tax authority) within the required time. In order to avoid late filing penalties, the Joint Tax Election, duly completed and executed by both the Eligible Canadian BPY Unitholder and BAM, is required to be filed with the CRA (and, where applicable, with any provincial tax authority) on or before the earliest of the days on or before which either BAM or the Eligible Canadian BPY Unitholder is required to file a Canadian income tax return for the taxation year in which the Effective Date occurs. BAM is required to file an income tax return for the taxation year in which the Effective Date occurs on or before the day that is six months following the end of its taxation year. BAM’s taxation year is scheduled to end on December 31, 2021 but could end earlier in specified circumstances. Eligible Canadian BPY Unitholders are urged to consult their own tax advisors as soon as possible regarding the deadlines applicable in their own particular circumstances. However, regardless of such deadline, the Tax Election Information must be received by BAM from the Eligible Canadian BPY Unitholder through the website no later than the Tax Election Date.

For BPY Unitholders who do not hold any preferred units of BPY on the Effective Date, special rules will apply that adjust the Canadian tax cost of the BPY units exchanged under the Arrangement based on the income (or loss) allocation from BPY to BPY Unitholders for the 2021 fiscal year. In connection with the Joint Tax Election, BAM will provide the necessary information to Eligible Canadian BPY Unitholders concerning such Canadian tax cost adjustment through the website, https://bpy.brookfield.com/~/media/Files/B/Brookfield-BPY-IR-V2/brookfield-asset-management-joint-tax-election-information.pdf, prior to the Tax Election Date.

Eligible Canadian BPY Unitholders should carefully read the section entitled “Certain Canadian Federal Income Tax Considerations” in the Circular/Prospectus, and consult with their own advisors as to whether they should make a Joint Tax Election and (if so) the procedure for doing so. It is the Eligible Canadian BPY Unitholder’s sole responsibility to take the steps required to make a valid Joint Tax Election.

  BOX 5
CANADIAN RESIDENCY STATUS

By execution of this Letter of Transmittal, the undersigned hereby represents and warrants that, for the purposes of the Tax Act, the undersigned is an individual, trust, partnership or corporation that is (please check appropriate box):

☐ not a non-resident of Canada

— OR —

☐ a non-resident of Canada

     indicate country of residence:

Note:   A BPY Unitholder that is a partnership that has any non-resident partner(s) (either directly or indirectly through one or more other partnerships) should represent and warrant above that, for the purposes of the Tax Act, it is a “non-resident”.

BOX 6
CANADIAN TAX-EXEMPT STATUS

  By execution of this Letter of Transmittal, the undersigned hereby represents and warrants that the undersigned is (please check appropriate box):

☐ not exempt from tax under the Tax Act

  — OR —

☐ exempt from tax under the Tax Act

GENERAL TERMS

By completing and signing this Letter of Transmittal:

1.	The undersigned understands that, upon the later of: (i) receipt by the Depositary of this Letter of Transmittal, the certificate(s) representing the Deposited BPY Units and all other required documentation and (ii) completion of the Arrangement, the Depositary will, as soon as practicable, cancel the certificates(s) described above and send to the undersigned the consideration which it is entitled to receive in respect of the Deposited BPY Units, or, if requested in Block C below, hold the consideration for pick-up.

2.	The undersigned hereby represents and warrants in favor of the Applicable Acquirors, as of the date hereof and as of the Effective Time, that: (i) it is the owner of the Deposited BPY Units, (ii) it has good title to the Deposited BPY Units free and clear of all mortgages, liens, charges, encumbrances, restrictions, security interests and adverse claims, (iii) it has full power and authority to execute and deliver this Letter of Transmittal, (iv) the Deposited BPY Units have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited BPY Units to any other person, other than pursuant to the Arrangement, (v) the surrender of the Deposited BPY Units complies with applicable Laws, and (vi) all information inserted by the undersigned into this Letter of Transmittal is accurate. These representations and warranties will survive the completion of the Arrangement.

3.	The undersigned acknowledges that at the Effective Time, all its rights, title and interest in the Deposited BPY Units will be directly or indirectly assigned and transferred to the Applicable Acquirors in exchange for the consideration elected herein.

4.	The undersigned irrevocably appoints the Depositary as its agent to effect the exchange and delivery pursuant to the instructions hereto and the Arrangement. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the undersigned’s successors, assigns, heirs, executors, administrators and legal representatives and shall not be affected by, and shall survive, the undersigned’s death or incapacity.

5.	Unless otherwise indicated in Block B or Block C below, the undersigned requests that the Depositary issue the BAM Shares, the New LP Preferred Units and/or cheque(s) in the name(s) set out in Box 1 above and mail the BAM Shares, the New LP Preferred Units and/or cheque(s) by first class mail to the address specified in Block A below. If no address is specified in Block A or B below or if a request is not made to hold the BAM Shares, the New LP Preferred Units and/or cheque(s) for pick up in Block C below, the undersigned acknowledges that the Depositary will forward the BAM Shares, the New LP Preferred Units and/or cheque(s) to the address of the undersigned as shown on the unit register maintained by BPY.

6.	The undersigned acknowledges that all cash amounts payable in connection with the Arrangement will be paid in U.S. dollars. However, BPY Unitholders can also elect to receive payment of the cash to which they are entitled in connection with the Arrangement in Canadian dollars by checking the box set out above in Box 3 of this Letter of Transmittal. The amount payable in Canadian dollars will be based on the exchange rate available to the Depositary at its typical banking institution on the date the funds are converted. BPY Unitholders electing to have the payment for their BPY Units paid in Canadian dollars acknowledge and agree that any change to the currency exchange rates of the Canadian dollar or U.S. dollar will be at the sole risk of the BPY Unitholder who makes such election.

7.	The undersigned acknowledges that in the event that the Arrangement is not completed for any reason, the certificate(s) that accompany this Letter of Transmittal will be returned, at the Purchaser Parties’ expense, to the undersigned as soon as practicable after the Election Deadline by either: (i) sending certificates representing such BPY Units by first class mail to the address of the depositing BPY Unitholder specified in this Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the unit register maintained by BPY, or (ii) in the case of BPY Units deposited by book-entry transfer of such BPY Units, crediting such BPY Units to the depositing BPY Unitholder’s account maintained with CDS or DTC, as applicable.

8.	The undersigned acknowledges that under no circumstances will interest accrue or any amount to be paid by the Applicable Acquirors or the Depositary to any person on the purchase price of any Deposited BPY Units purchased by the Applicable Acquirors, regardless of any delay in making such payment.

9.	The undersigned acknowledges and agrees that the method of delivery of the certificate(s) representing the Deposited BPY Units and all other required documents is at the election and risk of the undersigned.

10.	The undersigned agrees that all questions as to validity, form, eligibility (including timely receipt) and acceptance of any BPY Units deposited in connection with the Arrangement and the propriety of the completion and execution of this Letter of Transmittal will be determined by the Purchaser Parties in their sole discretion and that such determinations will be final and binding and acknowledges that: (i) the Purchaser Parties reserve the absolute right to reject any and all deposits of BPY Units that the Purchaser Parties determine not to be in proper form or that may be unlawful to accept under the laws of any jurisdiction, (ii) the Purchaser Parties reserve the absolute right to waive any defects or irregularities in the deposit of any BPY Units, (iii) there shall be no duty or obligation of the Purchaser Parties or the Depositary or any other person to give notice of any defect or irregularity in any deposit and no liability shall be incurred by any of them for failure to give such notice, (iv) the Purchaser Parties’ interpretation of the terms described in the Circular/Prospectus and this Letter of Transmittal shall be final and binding, and (v) the Purchaser Parties reserve the right to accept the deposit of BPY Units in connection with the Arrangement in any manner in addition to those set forth in the Circular/Prospectus.

11.	By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné est réputé avoir requis que tout contrat attesté par la présent lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

BPY UNITHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BLOCK A
REGISTRATION AND PAYMENT
INSTRUCTIONS

(See Instructions 2 and 3)

Issue Cheque/BAM Shares/New LP Preferred
Units in the name of:

(please print or type)

(Name)

(Street Address and Number)

(City and Province/State)

(Country and Postal/Zip Code)

(Telephone – Business Hours)

(Tax Identification or Social Insurance or
Social Security Number)

(E-mail Address)

BLOCK B
DELIVERY INSTRUCTIONS

(See Instructions 2 and 3)

Send Cheque/BAM Shares/New LP Preferred
Units (Unless Block C is checked) to:

(please print or type)

☐    Same as address in Block A

or to:

(Name)

(Street Address and Number)

(City and Province/State)

(Country and Postal/Zip Code)

(Telephone – Business Hours)

(Tax Identification or Social Insurance or
Social Security Number)

(E-mail Address)

  BLOCK C
SPECIAL PICK-UP INSTRUCTIONS

☐	Hold Cheque/BAM Shares/New LP Preferred Units for pick-up at the office of the Depositary where this Letter of Transmittal is deposited.

BLOCK D
STATUS AS U.S. BPY UNITHOLDER

TO BE COMPLETED BY ALL BPY UNITHOLDERS

(See “Important U.S. Tax Information for U.S. BPY Unitholders” below)

Indicate whether you are a U.S. BPY Unitholder or are acting on behalf of a U.S. BPY Unitholder:

☐	The person signing on Block E represents that it is not a U.S. BPY Unitholder and is not acting on behalf of a U.S. BPY Unitholder.

☐	The person signing on Block E is a U.S. BPY Unitholder or is acting on behalf of a U.S. BPY Unitholder. (Please also check the appropriate box below.)

☐	The U.S. BPY Unitholder is expected to own BPY Preferred Units upon the completion of the Arrangement.

☐	The U.S. BPY Unitholder is not expected to own BPY Preferred Units upon the completion of the Arrangement.

If you are a U.S. BPY Unitholder and you beneficially own BPY Preferred Units upon the completion of the Arrangement, you may be subject to U.S. federal income tax reporting and withholding consequences that differ materially from the consequences that apply to other U.S. BPY Unitholders. All U.S. BPY Unitholders are urged to consult their tax advisors with respect to the application of the U.S. tax laws to their particular situations.

A “U.S. BPY Unitholder” is any BPY Unitholder that is either (A) providing an address in Block A or Block B that is located within the United States or any territory or possession thereof or (B) a “U.S. person” for U.S. federal income tax purposes as defined below under the heading, “Important U.S. Tax Information for U.S. BPY Unitholders”.

To avoid U.S. backup withholding, if you are a U.S. BPY Unitholder or acting on behalf of a U.S. BPY Unitholder, you must duly complete and timely return to the Depositary the IRS Form W-9 included with this Letter of Transmittal, or, in certain circumstances, another withholding tax certificate indicating that you are exempt from backup withholding. If you are a U.S. BPY Unitholder but you are not a U.S. person for U.S. federal income tax purposes, then you must complete the appropriate IRS Form W-8 to avoid backup withholding. If you require an IRS Form W-8, please contact the Depositary. You can find more information below under the heading, “Important U.S. Tax Information for U.S. BPY Unitholders”.

BLOCK E
BPY UNITHOLDER SIGNATURE AND SIGNATURE GUARANTEE

By signing below, the undersigned expressly agrees to the terms and conditions set forth above.

This Letter of Transmittal must be signed below by the registered BPY Unitholder(s) exactly as their name(s) appear(s) on the certificates representing the Deposited BPY Units, or on a security position listing or by person(s) authorized to become registrant holder(s) by certificates and documents transmitted herewith, or, pursuant to Instruction 3, by a fiduciary or authorized representative.

Signature guaranteed by (if required under Instruction 2(b)(iii)):	Dated:

Authorized Signature of Guarantor	Signature of BPY Unitholder or Authorized Representative (see Instructions 2, 3 and 4)

Name of Guarantor (please print or type)	Name of BPY Unitholder or Authorized Representative (please print or type)

Address of Guarantor (please print or type)	Daytime telephone number and facsimile number of BPY Unitholder or Authorized Representative

Tax Identification, Social Insurance or Social Security Number of BPY Unitholder or Authorized Representative

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)	This Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed, with the signature(s) guaranteed if required by Instruction 2(b)(iii) below, together with accompanying certificate(s) representing the Deposited BPY Units and all other documents required by the terms of the Circular/Prospectus and this Letter of Transmittal must be physically received by the Depositary at its office specified on the back page of this Letter of Transmittal at or prior to 5:00 p.m. (Eastern daylight time) on July 20, 2021, the Election Deadline. Any BPY Unitholder whose completed Letter of Transmittal and all other required documents are not received by the Depositary prior to the Election Deadline will be deemed to have elected to receive the Default Consideration subject to pro-ration in respect of all BPY Units held by such BPY Unitholder. Additionally, any Eligible Canadian BPY Unitholder whose completed Letter of Transmittal and all other required documents are not received by the Depositary prior to the Election Deadline and all BPY Unitholders who are not Eligible Canadian BPY Unitholders will NOT receive Rollover Treatment in respect of any BAM Shares received.

(b)	The method used to deliver this Letter of Transmittal, any accompanying certificate(s) representing Deposited BPY Units, and all other required documents is at the option and risk of the BPY Unitholder depositing these documents and delivery will be deemed effective only when such documents are actually received by the Depositary at its office specified on the back page hereof. The Purchaser Parties recommend that the necessary documentation be delivered by hand to the Depositary and that a receipt be obtained or, if mailed, that registered mail, with return receipt requested, be used and that proper insurance be obtained. It is suggested that any such mailing be made sufficiently in advance of the Election Deadline to permit delivery to the Depositary at or prior to the Election Deadline. Delivery will only be effective upon physical receipt by the Depositary at its office specified on the back page hereof.

2.	Signatures

This Letter of Transmittal must be completed and executed by the BPY Unitholder depositing BPY Units in connection with the Arrangement described above or by such BPY Unitholder’s duly authorized representative (in accordance with Instruction 3).

(a)	If this Letter of Transmittal is signed by the registered holder(s) of the accompanying certificate(s) representing the Deposited BPY Units, such signature(s) on this Letter of Transmittal must correspond exactly with the name(s) as registered or, if applicable, as written on the face of such certificate(s) representing the Deposited BPY Units, in either case, without any change whatsoever, and any such certificate(s) need not be endorsed. If any Deposited BPY Units are owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

(b)	If this Letter of Transmittal is executed by a person other than the registered holder(s) of the Deposited BPY Units, or if the BAM Shares, the New LP Preferred Units and/or cheque(s) is (are) to be issued or delivered to a person other than the registered holder(s), or if the certificate(s) representing BPY Units the deposit of which is not being accepted is (are) to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) shown on the securities register maintained by or on behalf of BPY:

(i)	the accompanying certificate(s) must be endorsed or be accompanied by an appropriate stock transfer power of attorney, in either case, duly and properly completed by the registered holder(s);

(ii)	the signature(s) on the endorsement panel or stock transfer power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as appearing on the face of the certificate(s); and

(iii)	such signature(s) must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), acceptable to the Depositary. Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority, Inc. or banks or trust companies in Canada or the United States.

3.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any unit certificate or stock transfer power of attorney is executed by a person acting as an executor, administrator, trustee, guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative or fiduciary capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of such person’s authority to act. The Purchaser Parties or the Depositary, at their sole discretion, may require additional evidence of authority or additional documentation.

4.	Delivery Instructions

If any cheque(s) or certificate(s) representing BAM Shares or New LP Preferred Units is (are) to be sent to, or certificate(s) representing BPY Units is (are) to be returned to, someone at an address other than the address of the BPY Unitholder as it appears in Block A on this Letter of Transmittal, entitled “Registration and Payment Instructions”, then Block B on this Letter of Transmittal, entitled “Delivery Instructions”, should be completed. If Block B is not completed, any cheque(s) or certificate(s) representing BAM Shares or New LP Preferred Units will be mailed to the depositing BPY Unitholder at the address of such BPY Unitholder as it appears in Block A or, if no address is provided in Block A, then they will be mailed to the address of such BPY Unitholder as it appears on the securities register maintained by or on behalf of BPY. Any cheque(s) or certificate(s) representing BAM Shares or New LP Preferred Units mailed in accordance with the terms of the Circular/Prospectus and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

5.	Currency of Payment

All cash amounts payable in connection with the Arrangement will be paid in U.S. dollars. However, BPY Unitholders can also elect to receive payment of the cash to which they are entitled in connection with the Arrangement in Canadian dollars by checking the box set out above in Box 3 of this Letter of Transmittal, in which case each such BPY Unitholder will have acknowledged and agreed that the exchange rate for one U.S. dollar expressed in Canadian dollars will be based on the exchange rate available to the Depositary at its typical banking institution on the date the funds are converted. A BPY Unitholder electing to receive payment of the cash to which it is entitled in connection with the Arrangement made in Canadian dollars will have further acknowledged and agreed that any change to the currency exchange rates of the United States or Canada will be at the sole risk of such BPY Unitholder. The Depositary may receive a fee from its banking institution for referring foreign exchange transactions to it.

6.	Miscellaneous

(a)	If the space in Box 1 of this Letter of Transmittal is insufficient to list all certificates for Deposited BPY Units, additional certificate numbers and number of Deposited BPY Units may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited BPY Units are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted and no fractional BPY Units will be purchased. All depositing BPY Unitholders, by execution of this Letter of Transmittal (or manually signed facsimile hereof), waive any right to receive any notice of the acceptance of Deposited BPY Units for payment, except as required by applicable Laws.

(d)	The Arrangement and all contracts in connection thereof shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to any agreement in connection with the Arrangement unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario and all courts competent to hear appeals therefrom.

(e)	The Purchaser Parties will not pay any fees or commissions to any stockbroker, dealer or other person for soliciting deposits of BPY Units in connection with the Arrangement, other than to the Depositary, except as otherwise set out in the accompanying Circular/Prospectus.

(f)	Before completing this Letter of Transmittal, you are urged to read the accompanying Circular/Prospectus.

(g)	All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any BPY Units deposited in connection with the Arrangement will be determined by the Purchaser Parties in their sole discretion. Depositing BPY Unitholders agree that such determination will be final and binding. The Purchaser Parties reserve the absolute right to reject any and all deposits that they determine not to be in proper form or that may be unlawful to accept under the laws of any jurisdiction. The Purchaser Parties reserve the absolute right to waive any defects or irregularities in the deposit of any BPY Units. There shall be no duty or obligation of the Purchaser Parties and the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred or suffered by any of them for failure to give any such notice. The Purchaser Parties’ interpretation of the terms described in the Circular/Prospectus, this Letter of Transmittal and any other related documents will be final and binding. The Purchaser Parties reserve the right to accept the deposit of BPY Units in connection with the Arrangement in a manner in addition to those set forth in the Circular/Prospectus.

(h)	Additional copies of the Circular/Prospectus and this Letter of Transmittal may be obtained without charge on request from the Depositary at its address specified on the back page of this Letter of Transmittal.

7.	Lost Certificates

If a certificate representing BPY Units has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss and providing your telephone number, to the Depositary at its office specified in this Letter of Transmittal. The Depositary will forward such letter to BPY’s registrar and transfer agent so that the registrar and transfer agent may provide replacement instructions. If a certificate representing BPY Units has been lost, destroyed, mutilated or mislaid, the foregoing action must be taken sufficiently in advance of the Election Deadline in order to obtain a replacement certificate in sufficient time to permit the BPY Units represented by the replacement certificate to be deposited in connection with the Arrangement prior to the Election Deadline.

8.	Privacy Notice

The Depositary is committed to protecting your personal information. In the course of providing services to you and its corporate clients, the Depositary receives non-public personal information about you from transactions performed by the Depositary for you, forms you send to the Depositary, other communications the Depositary has with you or your representatives, etc. This information could include your name, address, social insurance number or Social Security Number, securities holdings and other financial information. The Depositary uses this information to administer your account, to better serve your and its clients’ needs and for other lawful purposes relating to its services. Some of your information may be transferred to servicers in the U.S. for data processing and/or storage. The Depositary will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.

9.	Assistance

Questions or requests for assistance concerning the Arrangement, completing this Letter of Transmittal and depositing the BPY Units with the Depositary may be directed to the Depositary. The Depositary’s contact details are provided on the back page of this Letter of Transmittal. BPY Unitholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the Arrangement.

IMPORTANT U.S. TAX INFORMATION FOR U.S. BPY UNITHOLDERS

For purposes of this Letter of Transmittal, a “U.S. person” is a beneficial owner of BPY Units that, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the United States, (b) a corporation, partnership, or other entity classified as a corporation or partnership for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes, or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

Under current U.S. federal income tax law, the Depositary may be required to withhold a portion of the amount of any payments made to certain BPY Unitholders in connection with the Arrangement. In order to avoid such backup withholding on payments made in connection with the Arrangement, a U.S. BPY Unitholder that is a U.S. person depositing BPY Units in connection with the Arrangement must, unless an exemption applies, provide the Depositary with such BPY Unitholder’s correct U.S. taxpayer identification number (“TIN”), which is generally the BPY Unitholder’s social security number or federal employer identification number, certify under penalties of perjury that such TIN is correct, and provide certain other certifications by completing the IRS Form W-9 included in this Letter of Transmittal. If a U.S. BPY Unitholder that is a U.S. person does not timely provide such BPY Unitholder’s correct TIN or fails to provide the required certifications, the IRS may impose certain penalties on such BPY Unitholder and payment to such BPY Unitholder in connection with the Arrangement may be subject to backup withholding, currently at a rate of 24%. All U.S. BPY Unitholders that are U.S. persons depositing BPY Units in connection with the Arrangement should complete and sign the IRS Form W-9 to provide the information and certifications necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the Depositary). To the extent that a U.S. BPY Unitholder designates another U.S. person to receive payment, such other person may be required to provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding may be credited against the U.S. federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the U.S. BPY Unitholder by timely providing the required information to the IRS.

If a U.S. BPY Unitholder that is a U.S. person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, then the U.S. BPY Unitholder should write “Applied For” in the space for the TIN in Part I of IRS Form W-9 and should sign and date the form. If the Depositary has not been provided with a properly certified TIN by the time of payment, backup withholding may apply. If the BPY Units are held in more than one name or are not in the name of the actual owner, consult the instructions on the IRS Form W-9 for guidance on which name and TIN to report.

Certain U.S. BPY Unitholders (such as corporations and individual retirement accounts) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Such U.S. BPY Unitholders should enter the appropriate exempt payee code on IRS Form W-9. See the IRS Form W-9 for instructions.

A U.S. BPY Unitholder that is not a U.S. person and is not acting on behalf of a U.S. person should not complete IRS Form W-9. Instead, to establish an exemption from backup withholding, such U.S. BPY Unitholder should properly complete and submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY, W-8ECI, or W-8EXP, as applicable, attesting to such exempt status. An appropriate IRS Form W-8 may be obtained from the Depositary or on the IRS website (www.irs.gov).

All U.S. BPY Unitholders are urged to consult their tax advisors to determine how the foregoing backup withholding and reporting requirements apply to them with regard to their particular circumstances.

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

► Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type.
See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ► ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ►

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ►** **Date ►**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

By signing the filled-out form, you: Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), Certify that you are not subject to backup withholding, or Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information. Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: An individual who is a U.S. citizen or U.S. resident alien; A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; An estate (other than a foreign estate); or A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States. In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. The treaty article addressing the income. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. The type and amount of income that qualifies for the exemption from tax. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: You do not furnish your TIN to the requester, You do not certify your TIN when required (see the instructions for Part II for details), The IRS tells the requester that you furnished an incorrect TIN, The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships, earlier. What is FATCA Reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018) Page 5

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships,* earlier.

***Note:** The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027. Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

The Depositary for the Arrangement is:

AST Trust Company (Canada)

By Mail (Except Registered Mail)
P. O. Box 1036
Adelaide Street Postal Station
Toronto, Ontario
M5C 2K4
Attention: Corporate Actions

By Hand, Courier or Registered Mail
1 Toronto Street
Suite 1200
Toronto, Ontario
M5C 2V6
Attention: Corporate Actions

Telephone: (416) 682-3860
Toll Free: 1-800-387-0825
E-mail: inquiries@astfinancial.com

Any questions or requests for assistance or additional copies of this Letter of Transmittal and related Arrangement documents may be directed by BPY Unitholders to the Depositary at its telephone number.